UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2020 (July 8, 2020)

Natural Grocers by Vitamin Cottage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway

Lakewood, Colorado 80228

(Address of principal executive offices) (Zip Code)

(303) 986-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NGVC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 8, 2020, Michael T. Campbell, a member of the Board of Directors (the “Board”) of Natural Grocers by Vitamin Cottage, Inc. (the “Company”), notified the Company of his decision to retire from the Board for personal reasons. Mr. Campbell, 75, has served on the Board since 2012. Mr. Campbell’s resignation will be effective upon the Board’s election of a new director to fill Mr. Campbell’s seat on the Board. The Company has commenced a search for a new director. Mr. Campbell’s resignation did not result from any disagreement with the Company. Mr. Campbell, a Class II director, was previously elected to serve a term expiring at the Company’s 2023 annual meeting of stockholders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2020

Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

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